UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction

of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2005 Stock Incentive Plan

At the Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on November 19, 2013, Cisco’s shareholders approved the amendment and restatement of the Cisco 2005 Stock Incentive Plan (the “2005 SIP”). The amendment and restatement of the 2005 SIP was approved by Cisco’s Board of Directors on September 18, 2013, subject to the approval of Cisco’s shareholders, and became effective with such shareholder approval on November 19, 2013.

As a result of such shareholder approval, the 2005 SIP was materially amended and modified to add 135 million shares and provide that shares withheld by Cisco from an award other than a stock option or stock appreciation right to satisfy withholding tax liabilities resulting from such award will again be available for issuance, based on the fungible share ratio in effect on the date of grant, under the 2005 SIP. The 2005 SIP contains a fungible share reserve feature, which makes a distinction between the number of shares in the reserve attributable to (i) stock options and stock appreciation rights and (ii) “full value” awards (i.e., stock grants and stock units), and currently shares granted pursuant to full value awards are counted against authorized shares under the 2005 SIP on a 1.5-to-1 ratio, the fungible share ratio. Shareholder approval of the amendment and restatement was also intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

A more complete description of the terms of the 2005 SIP and the material amendments and modifications thereto can be found in “Proposal No. 2—Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” (pages 18 through 26) in Cisco’s definitive proxy statement dated September 25, 2013, and filed with the Securities and Exchange Commission on September 30, 2013, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s definitive proxy statement are qualified in their entirety by reference to the 2005 SIP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Cisco was held on November 19, 2013. At the Meeting, the shareholders voted on the following five proposals and cast their votes as follows:

Proposal 1: To elect twelve members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes
Carol A. Bartz	3,475,192,925	146,469,635	14,876,448	755,777,484

Marc Benioff	3,610,290,102	11,169,683	15,079,223	755,777,484

Gregory Q. Brown	3,604,200,137	17,221,498	15,117,373	755,777,484

M. Michele Burns	3,517,512,872	104,172,923	14,853,213	755,777,484

Michael D. Capellas	3,577,120,175	44,334,531	15,084,302	755,777,484

John T. Chambers	3,472,979,350	126,768,244	36,791,414	755,777,484

Brian L. Halla	3,510,033,094	111,399,956	15,105,958	755,777,484

Dr. John L. Hennessy	3,097,469,555	524,222,083	14,847,370	755,777,484

Dr. Kristina M. Johnson	3,588,484,390	33,165,534	14,889,084	755,777,484

Roderick C. McGeary	3,506,630,043	114,852,500	15,056,465	755,777,484

Arun Sarin	3,521,186,301	100,150,426	15,202,281	755,777,484

Steven M. West	3,558,352,888	63,070,150	15,115,970	755,777,484

Proposal 2: To approve the amendment and restatement of the Cisco 2005 Stock Incentive Plan:

For	Against	Abstained	Broker Non-Votes
3,179,151,457	439,723,712	17,663,839	755,777,484

Proposal 3: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
3,379,051,143	227,423,344	30,064,521	755,777,484

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2014:

For	Against	Abstained	Broker Non-Votes
4,308,688,060	65,675,683	17,952,749	0

Proposal 5: A shareholder proposal to have Cisco hold a competition for giving public advice on the voting items in the proxy filing for Cisco’s 2014 annual shareowners meeting.

For	Against	Abstained	Broker Non-Votes
47,164,911	3,556,585,729	32,788,368	755,777,484

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 20, 2013	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)